Exhibit 10.3

Kishore Mamillapalli
44445 Overland Ave.
 Culver City, CA 90230

October 2, 2011

ECampusCash Inc.
44445 Overland Ave.
Culver City, CA 90230

Re: Funding Commitment

Dear Sirs:

This letter agreement (the “Agreement”) confirms the commitment of the undersigned to arrange for financing for you (the “Company”) in a minimum amount of $200,000 over the twelve month period commencing on the date of this letter (the “Commitment Period.”)

It is the intention of the undersigned to arrange for financing by third parties, either in the form of loans or purchases of equity securities of the Company. However, if the undersigned is unable to arrange for such financing, or if such financing is for less than $200,000, the undersigned will loan the balance to the Company on market terms, when and as required by the Company during the  Commitment Period.

Please indicate your agreement with the above terms by signing below.

Very truly yours,
/s/ Kishore Mamillapalli
Kishore Mamillapalli

eCampusCash Inc.

By: /s/ Kishore Mamillapalli
       Kishore Mamillapalli, President